EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned, Jane F. Aggers and Bruce D. Smith, certifies pursuant to 18 U.S.C. Section 1350, that: (1) this annual report on Form 10-K of Hancock Fabrics, Inc. ("Hancock") for the year ended January 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Hancock.

Date: April 13, 2005

/s/ Jane F. Aggers

Jane F. Aggers

President and Chief Executive Officer

/s/ Bruce D. Smith

Bruce D. Smith

Executive Vice President and Chief Financial Officer